                                                                   EXHIBIT 10.52

                                  DEED OF TRUST

                          DATED AS 0F OCTOBER 19, 2001

                                     MADE BY

                               OMEGA PROTEIN, INC.

                                       TO

                             MATSON C. TERRY, II, OF

                         NORTHUMBERLAND COUNTY, VIRGINIA

                                       AND

                             B.H.B. HUBBARD, III, OF

                      LANCASTER COUNTY, VIRGINIA, TRUSTEES

                               FOR THE BENEFIT OF

                           THE UNITED STATE OF AMERICA

                      DEED OF TRUST AND SECURITY AGREEMENT

COMMONWEALTH OF VIRGINIA
COUNTY OF NORTHUMBERLAND

     1. PARTIES: WHEREAS, OMEGA PROTEIN, INC., a Virginia corporation, hereinafter "Grantor", whether one or more, is indebted to the UNITED STATES OF AMERICA acting by and through the Secretary of Commerce, Office of the Financial Services Division, National Marine Fisheries Service, National Oceanic and Atmospheric Administration, hereinafter"Beneficiary", in the aggregate amount of One Million, Nine Hundred Thousand, and No/100 Dollars ($1,900,000.00), together with interest thereon, as evidenced a certain promissory note, payable to the order of the United States of America, acting by and through the Secretary of Commerce, Office of the Financial Services Division, National Marine Fisheries Service, National Oceanic and Atmospheric Administration, which bears interest and is payable according to the terms of said note and which has a final maturity date of October 18, 2016.

     2. THE PROMISSORY NOTE TO THE UNITED STATES OF AMERICA: NOW, THEREFORE, in consideration of the premises and in order to secure the prompt and full payment of said indebtedness, and any future advance(s), additional advance(s), and/or readvance(s), and/or any renewal(s), extension(s), restructuring(s), reamortization(s), any other sums provided for in any loan document, and/or any other loan treatment(s) thereof, or any part thereof, and the interest thereon and any and all other indebtedness(es) (including future advance(s) now or hereafter owed by any of the undersigned to the Beneficiary), whether such indebtedness(es) is primary or secondary, direct or indirect, contingent or absolute, matured or unmatured, joint or several, and otherwise secured or not, and the faithful performance of and compliance with all the terms, agreements, provisions, obligations, covenants, conditions, warrants, representations, and stipulations herein made, or made in any Loan Agreement or in any other document related to the promissory note described as follows:

     (a.) The Promissory Note to the United States of America executed by Grantor in the principal amount of One Million, Nine Hundred thousand & No/100 Dollars,

     ($1,900,000.00), with interest on the unpaid principal computed from the 19th day of October, 2001, at the rate of Seven and one one-hundredth percent (7.01%) per year, payment to be made in installments of Fifty-one thousand Four hundred thirty-four and No/100 Dollars ($51,434.00), including principal and interest quarterly, with the balance of principal and interest due 15 years from the date of said Note. The first quarterly payment shall be due on the 19th day of January, 2002, and each quarterly payment thereafter shall be due on the day of the month that the first quarterly payment is due thereunder.

     3. THE PROPERTY: OMEGA PROTEIN, INC., hereinafter Grantor, whether one or more, in consideration of the premises and other good and valuable consideration paid to Grantor by Matson C. Terry, II, Esq., and B.H.B. Hubbard, III, Esq., as Trustees, either of whom may act, whose address is P.O. Box 340, Irvington, Virginia 22480, hereinafter, "Trustee", does hereby convey and warrant unto Trustees with General Warranty the real estate, hereinafter "The Property", situate in Northumberland County, Virginia, more particularly described on Exhibit A, attached hereto, recorded herewith, and, by this reference , expressly made a part hereof for a further and more accurate desrciption of the real estate hereby encumbered, together with all buildings and other improvements, hereditaments and appurtenances thereunto belonging, or in any wise appertaining now existing or hereafter erected upon the premises and all the income and rents arising therefrom. Grantor does hereby intend to convey and does convey all of Grantor's right, title and interest in and to any strips and gores Grantor may now own contiguous to the above described property.

     4. MINERALS INCLUDED: It is expressly understood and agreed, as a part of the consideration for the loan made to the Grantor and secured by the premises hereinabove described, that this instrument covers and includes all surface, subsurface and/or mineral estate ownership now or after acquired by the undersigned in the above-property and whether or not expressly excepted from the description to the above security premises, any provisions herein to the contrary being of no force and effect.

     5. PLEDGE OF PERSONAL PROPERTY: AND FOR THE CONSIDERATION AFORESAID, and as further security for any and all debt(s) and obligation(s) described above, said Grantor does hereby assign, pledge and transfer to the Beneficiary, and grant to the Beneficiary a security interest in and to the following described property and interests, to-wit: (1) all timber of all kind, character and description planted and/or growing, or to be planted and/or grown, on the hereinabove described property; (2) all crop allotments, quotas, and/or (3) all rents, profits, issues, income, royalties, bonuses, and revenues of said property, or any part or interest herein, from time to time accruing whether under leases or tenancies now existing or hereafter created; (4) each and every policy of hazard insurance or the like now or hereafter in effect which insures said property or any building, fixture and/or improvement thereon or any part thereof, together with all the right, title and interest of Grantor in and to such policy, including but not limited to any premiums paid (or rights to return premiums) and/or all proceeds or payments thereunder; (5) all judgments, award of damages and settlements hereafter made resulting from condemnation proceedings or the taking of the real property, or any part thereof, under the power of eminent domain, or for any damage (whether caused by such taking or otherwise) to the property, or any part thereof, or to any rights appurtenant thereto; (6) all building materials, equipment, fixtures and fittings of all kind, character, and description used in connection with or relating to said property and/or buildings, fixtures or improvements thereon;
(7) all equipment, including, but not limited to: forklifts, bobcats, cranes, pallet trucks, lift trucks and other product or material movement equipment of whatsoever nature; all trailers, tanks, trucks, or other rolling stock of whatsoever nature; all fish unloading, transfer and conveying equipment of whatsoever nature; all fish processing equipment of whatsoever nature; all fish weighing equipment of whatsoever nature; all cooling, refrigerating, freezing and other fish holding equipment (blast freezers, plate freezers, coolers, or other refrigeration equipment) of whatsoever nature; all fish packaging equipment of whatsoever nature; all fish baskets, totes, tanks, tubs, and other fish holding equipment of whatsoever nature; all ice makers of whatsoever nature; all hand and power tolls of whatsoever nature; all office equipment of whatsoever nature; all fish hatching, releasing, rearing, growing, tending, and other equipment of whatsoever nature in any way associated with fisheries cultivation of every sort-all together with all associated equipment, machinery, parts, tools, or other items of whatsoever nature and whether fixed or unfixed to the Project Property or any other premises whatsoever; and/or (8) all tangible or intangible property found on the premises and products, proceeds, and additions and/or replacement of any or all of the property described above in items 1 through 8.

     Additionally, Grantor does hereby assign, pledge and transfer to the Beneficiary, and grant to the Beneficiary a security interest in any transferable fishing conservation and management allocation (including, but not limited to, allocations, permits, quotas, licenses, cage tags, or any other fisheries access restriction or right, however characterized, of whatsoever nature) affecting, necessary for, or in any other way, however characterized, associated with any of the property included in the collateral, the Grantor agrees to grant to the Beneficiary a full senior security interest in such allocation by whatsoever means deemed by the Beneficiary to be appropriate (including, but not limited to, the Grantor's execution of security agreements and the filing of financing statements under the UCC), presently owned or acquired at any time in the future. Further, if the Grantor fails to do so, the Grantor agrees that the Beneficiary may use, for the purpose of executing and otherwise perfecting whatever documents may be required to effect the grant to the Beneficiary of such a full security interest in such fisheries conservation and management allocation, the attorney-in-fact authority conferred upon the Beneficiary by Article XI of the Title XI Financial Agreement.

     IN TRUST, however, to secure and enforce the repayment of all of Grantor's obligations under the promissory note set forth above and to secure Grantor's promises contained hereinafter. GRANTOR FURTHER COVENANTS, WARRANTS AND AGREES:

     7. TAXES, FEES: To pay when due all taxes, liens, judgments, assessments or fees assessed against said property and to promptly furnish Beneficiary with tax receipts or like documents evidencing payment of or release from all taxes, liens, judgments, assessments or fees. By execution hereof, Grantor agrees to pay when due all community water system assessment and meter fees, if any, applicable to said property, and in the event of foreclosure, hereby does transfer and assign to the purchaser all of Grantor's interest and membership, if any, in said community water system applicable to said property, and agrees to execute such documents as are necessary to effectuate such transfer.

     8. INSURANCE REQUIREMENT: To insure and keep insured buildings and other improvements now on or which may hereafter be placed on said premises, against loss or damage by fire, water windstorm and/or all hazards included within "extended coverage", as well as loss or damage by flood in areas designated by the U.S. Department of Housing and Urban Development as subject to flood, any policy evidencing such insurance to be deposited with, and the loss thereunder to be payable to Beneficiary as its interest may appear, and providing for immediate notification to Beneficiary of any lapse, cancellation or other impairment of said insurance. All policies shall be written by reliable insurance companies authorized to write policies of insurance in the State of Virginia, acceptable to Beneficiary. At the option of Beneficiary, and subject to the general regulations of U.S. Department of Commerce, where applicable, sums received by Beneficiary from such insurance companies may be used to pay for reconstruction or repair of destroyed or damaged buildings or improvement(s); or, if not so applied may, at the sole option of the Beneficiary, be applied in payment of any indebtedness, matured or unmatured, secured by this deed of trust and security agreement. The Beneficiary will be listed on any insurance policy and named as First Loss Payee on all insurance covering real property, except Liability coverage, in which case the Beneficiary is named a Loss Payee as its interest may appear. The Beneficiary will also be listed as a First Loss Payee on all insurance covering personal property, as its interest may appear.

     9. USE OF THE PROPERTY: That the aquaculture portion of the premises hereinbefore described, if any, shall be continuously used in a husbandlike manner for aquaculture production which incorporates good aquaculture practices that will produce the maximum yield consistent with conservation goals; that in the event that any part of the premises is used for agriculture, it shall be conducted in a husbandlike manner, that Waste will not be committed or permitted; if timber land is involved as security, Grantor will follow good and approved forestry practices to minimize or prevent fire danger, erosion or depreciation, protect young trees, and maintain forest production; it is agreed, however, that no timber now or hereafter affected hereby will be cut, removed, damaged or turpentined (except such as is customarily used on the property for fuel, fencing or repairs) without the prior written consent of the Beneficiary. Grantor will promptly notify Beneficiary of any damage to timber from any source. Grantor will, where practical, promptly notify Beneficiary of any potential damage to timber. In the event this covenant, or any part, is breached, Grantor agrees to pay all costs and expenses, including reasonable attorney's fees, incurred by Beneficiary in investigating such violation and in protecting and preserving this security.

     10. EVENTS OF DEFAULT-REMEDIES: This conveyance, however, is in trust to secure the payment and performance of the obligations. But if Grantor fails to pay when due any sums secured hereby or if default is made by Grantor (or any one of them) in the payment or performance of any of the obligations under the Note, Promissory Note to the United States, Deed of Trust and Security Agreement, Title XI Agreement, or any other document or agreement associated with this transaction, or in case Grantor should become insolvent, commit an Act of Bankruptcy, or apply to a bankruptcy court to be adjudicated a voluntary bankrupt, or proceedings be instituted to put Grantor in involuntary bankruptcy, or should any proceedings be taken against Grantor for the appointment of a receiver, assignee or trustee, or should Grantor make an assignment for benefit of one or more creditors, or should Beneficiary in good faith deem itself insecure and its prospect of payment impaired, or if any loan proceeds are used for a purpose that will: (1) contribute to excessive erosion of highly erodible land or to the conversion of wetlands to produce an agricultural commodity, as further explained in 7 CFR Part 1940, Subpart G, Exhibit M, or (2) result in poor aquaculture practices, then in that event all of the obligations shall, at the option of Beneficiary, be and become at once due and payable without notice to Grantor, and Trustee herein named or his successor or successors shall, at the request of Beneficiary, sell all or any part of the Property as set out in
P. 30 of this Deed of Trust and Security Agreement. In the event of any such default, Beneficiary shall also have all the remedies of a secured party under the Uniform Commercial Code of Virginia and any other applicable law, including, but not limited to the right to seek a judgment for any deficiency in the amount owed, following liquidation of collateral. All remedies of Beneficiary shall be cumulative. A failure on the part of Beneficiary to exercise any remedy or option contained in this Deed of Trust and Security Agreement in the event of default shall not constitute a waiver of Beneficiary's right to exercise said remedy or option in the event of that or any subsequent default.

     11. COMPLIANCE WITH ALL REGULATIONS: With respect to the Property, Grantor covenants with Beneficiary, that Grantor has complied, is in compliance, and will at all times comply in all respects with all applicable laws (whether statutory, common law or otherwise), rules, regulations, orders, permits, licenses, ordinances, judgments, or decrees of all governmental authorities (whether federal, state, local or otherwise), including, without limitation, all laws regarding public health or welfare, environmental protection, water and air pollution, composition of product, underground storage tanks, toxic substances, hazardous substances, hazardous materials, hazardous wastes, other wastes or used oil, asbestos, occupational health and safety, nuisances, trespass, and negligence.

     12. HOLD HARMLESS AGREEMENT: Grantor agrees to indemnify and hold Beneficiary, its directors, employees, agents, and its successors and assigns, harmless from and against any and all claims, losses, damages, liabilities, fees, penalties, charges, judgments, administrative orders, remedial action requirements, enforcement actions of any kind, and all costs and expenses incurred in connection therewith (including but not limited to, attorney's fees and expenses, including all attorney's fees and expenses incurred by Beneficiary in and for this indemnity), arising directly or indirectly, in whole or in part out of any failure of Grantor to comply with the environmental representations, warranties and covenants contained herein.

     13. SURVIVAL OF GRANTOR'S LIABILITY: Grantor's representations, warranties, covenants and indemnities contained herein shall survive the occurrence of any event whatsoever, including without limitation, the satisfaction of the promissory note secured hereby, the reconveyance or foreclosure of the mortgage, the acceptance by Beneficiary of a deed in lieu of foreclosure, or any transfer or abandonment of the property, failure to comply strictly with the representations, warranties, covenants and indemnities commenced herein shall constitute a default under this deed of trust.

     14. VALID FIFTH LIEN: That this deed of trust and security agreement is a valid fifth lien against all the land, interests and improvements offered and/or appraised as security for this loan and that the property and interests described herein is now free and clear of any and all other liens and encumbrances except as otherwise set forth herein. If the validity of this deed of trust, or if Grantor's title to any of said land, interests or improvements is questioned in any manner, or if any part of such land, interests or improvements is not properly described herein, Beneficiary may, in its discretion, investigate and take such action as it considers necessary or desirable for the protection of its interests and for this purpose may employ legal counsel or expert assistance and the Grantor will promptly pay all expenses so incurred by Beneficiary.

     The lien of this deed of trust is subordinate and of inferior dignity to the lien of that certain prior deed of trust dated July 18, 1989, from Zapata Haynie Corporation to Michael T. Bradshaw, et al, Trustees, securing the United States of America in the original amount of $4,675,000.00, recorded in Deed Book 298, at Page 80, in the Clerk's Office of the Circuit Court of Northumberland County, Virginia, as amended by that certain Amendment dated March 31, 1993, recorded in Deed Book 348, at Page 130, in the Clerk's Office aforesaid.

     The lien of this deed of trust further is subordinate and of inferior dignity to the lien of that certain prior deed of trust dated October 30, 1996, from Zapata Protein (USA), Inc., to James C. Breeden, et al, Trustees, securing the United States of America in the original amount of $1,848,562.00, recorded in Deed Book 407, at Page 706, in the Clerk's Office of the Circuit Court of Northumberland County, Virginia. The lien of this deed of trust further is subordinate and of inferior dignity to the lien of that certain prior deed of trust dated May 12, 1998, from Omega Protein, Inc., to Matson C. Terry, II, et al, Trustees, securing the United States of America in the original amount of $2,593,761.00, recorded in Deed Book 431, at Page 200, in the Clerk's Office of the Circuit Court of Northumberland County, Virginia.

     The lien of this deed of trust further is subordinate and of inferior dignity to the lien of that certain prior deed of trust dated December 21, 1999, from Omega Protein, Inc., to Matson C. Terry, II, et al, Trustees, securing the United States of America in the original amount of $2,030,661.00, recorded in Deed Book 460, at Page 721, in the Clerk's Office of the Circuit Court of Northumberland County, Virginia.

     15. GRANTOR TO PAY EXPENSES: That if Grantor defaults in any of the provisions of this Deed of Trust and Security Agreement, particularly, but not limited to, P. P. 7, 8, 9 or 14, then Beneficiary may pay such taxes, liens, judgments or assessments, obtain and pay for such insurance, advance such attorney's fees, expenses and costs, or take any other action or incur any other expenditures that Beneficiary determines are necessary to protect Beneficiary's interests and Grantor agrees to immediately pay Beneficiary all amounts so advanced and that all amounts so advanced shall be secured hereby.

     16. USE OF PROCEEDS: That all representations and statements made in the application for this loan are true and correct, that the proceeds of this loan will be used solely for the purposes specified in said application and that Grantor will comply with all requirements and conditions imposed by Beneficiary in making this loan.

     17. NON-ALIENATION CLAUSE: To not sell, assign or convey any part or all of the mortgaged premises (regardless of whether the buyer or assignee "assumes" the note or takes the mortgage premises "subject to" such note, or whether by contract for deed or sale) without first obtaining the Beneficiary's prior written consent as long as the above note, or any part, or any other sum owed to the Beneficiary, remain unpaid. If Grantor is a corporation, not to change the substantial ownership and/or control of said corporation without first obtaining the Beneficiary's prior written consent as long as the above note, or any part, or any other sums owed to the Beneficiary, remain unpaid.

     18. PROMPT PAYMENT PROVISION: That all payments of principal and interest (or any part thereof) not made when due shall bear interest from due date to the date of payment thereof by maker or assumptor at the default rate which is equal to eighteen percent (18%) per annum. All advances made by the holder hereof shall be secured by and under this Deed of Trust and Security Agreement and shall be payable with interest from the date each advance is made until paid by maker or assumptor at the default rate.

     19. RELEASE PROVISION: That Beneficiary may at any time, without notice, release any of the property described herein, grant extensions or deferments of time of payment of the indebtedness secured hereby, or any part thereof, grant subordinations of lien(s) or release from liability any parties who are or may become liable for the payment of said indebtedness, without affecting the priority of this lien or the personal liability of the Grantor or any other party liable or who may become liable for the indebtedness secured by this instrument. If all or any part of the property hereinabove described becomes vested in any party other than Grantor, Beneficiary may, without notice to Grantor, deal with such successor in interest with reference to this instrument and the debt(s) and obligation(s) hereby secured in the same manner as with the Grantor, without in any way releasing, vitiating or discharging the Grantor's liability hereunder or for the debt(s) and obligation(s) hereby secured and extension(s) of time for payment or other loan treatment(s) described herein given or permitted by Beneficiary shall not operate to release, vitiate, or discharge the liability of the Grantor herein, either in whole or in part.

     20. BENEFICIARY NON-WAIVER: That the failure of Beneficiary to exercise any option or make any decision or election under any term or covenant herein expressed shall not be deemed a waiver of the right to exercise such option or to make such decision or election at any time.

     21. SUCCESSORS & ASSIGNS BOUND: That each covenant and agreement herein contained shall inure to the benefit of and bind the successors and assigns of Beneficiary and Grantor.

     22. SUBSTITUTE TRUSTEE: Beneficiary may, without notice to any party to this Deed of Trust and Security Agreement, or to the successors or assigns, and without regard to the willingness or inability of Trustee to act, or to execute this trust, appoint another person or succession of persons to act as Trustee herein, and such appointee or substitute shall have all the title, authority and powers in the execution of this trust as are vested in Trustee. If Beneficiary be a corporation such appointment may be made by any one of its officers or agents. No single exercise of this power of appointment, the power of sale, or any other power or right given in this Deed of Trust and Security Agreement shall exhaust the right to exercise such power but all rights and powers herein given may be exercised as often as may be necessary for the collection of all amounts secured by this Deed of Trust and Security Agreement until said amounts are fully paid and discharged. At any sale hereunder, Trustee may from time to time, adjourn said sale to a later date without re-advertising the sale by giving notice of the time and place of such continued sale at the time Trustee shall make such adjournment. And at any sale made to enforce the trust herein given, Beneficiary or any person in interest may become a purchaser and upon payment of the purchase price, Trustee shall provide a deed of conveyance by Special Warranty, which conveyance shall vest full and perfect title in such purchaser upon payment of the purchase price.

     23. LIFE INSURANCE: That in the event Grantor purchases life insurance (group, credit or other) in connection with this loan but subsequently fails to pay the premium to keep same in force, the Beneficiary, at its option, may pay such premium on Grantor's behalf, charge such payment to the loan, and such advance of premiums shall be secured by this mortgage and bear interest the same as other advances provided for in this Deed of Trust and Security Agreement. Any policy evidencing such insurance to be deposited with and any loss thereunder to be payable to Beneficiary as its interest may appear.

     24. FINANCIAL STATEMENT: To furnish to the Beneficiary upon a request a financial statement and income statement attested to by Grantor or verified by a public accountant.

     25. DEATH OF SIGNATORY: All parties to this deed of trust or to the note hereby secured covenant and agree that upon the death of any signatory, maker, or comaker of such note the owner and holder of said note may, at holder's option, mature or accelerate the entire balance owing on said note whereupon all amounts owing by virtue thereof shall be immediately due and payable.

     26. INSPECTION: The Grantor hereby grants and will cause any tenants to grant to Beneficiary, its agents, attorneys, employees, consultants, contractors, successors and assigns, an irrevocable license and authorization upon reasonable notice to enter upon and inspect the Property and facilities thereon and perform such tests, including without limitation, subsurface testing soils and groundwater testing and other tests which may physically invade the Property thereon, as the Beneficiary, in its sole discretion, determines is necessary to protect its security interest, provided however, that under no circumstances shall the Beneficiary be obligated to perform such inspections or tests. Any such inspections or tests shall be at the sole cost of the Grantor.

     27. NONTRANSFERABILITY: Except as provided by regulations of the Beneficiary neither the property or any portion thereof or interest therein shall be leased, assigned, sold, transferred, or encumbered, voluntarily or otherwise, without the prior written consent of the Beneficiary. The Beneficiary shall have the sole and exclusive rights as Beneficiary hereunder, including but not limited to the power to grant consents, partial releases, subordinations and satisfaction, and no insured holder shall have any right, title and interest in or to the lien or any benefits hereof.

     28. ACCELERATION OPTION: If all or any part of the Property or an interest therein is sold, transferred, encumbered or otherwise disposed of by Grantor without Beneficiary's prior written consent, Beneficiary may, at Beneficiary's option, declare all of the obligations to be immediately due and payable. Beneficiary shall have waived such option to accelerate if, prior to the sale or transfer, Beneficiary and the person to whom the Property is to be sold or transferred reach agreement in writing that the credit of such person is satisfactory to Beneficiary and that the interest payable on the sums secured by the Deed of Trust and Security Agreement shall be at such rate as Beneficiary shall request and the party assuming the obligations meets the criteria set out in Title XI for all borrowers. Regardless of any assumption or transfer of the Property and/or the obligations arising under the Deed of Trust and Security Agreement, Grantor will not be released from any obligation to Beneficiary until the entire debt and all sums associated therewith are paid in full. If Beneficiary exercises such option to accelerate, Beneficiary shall mail Grantor notice of acceleration. Such notice shall provide a period of not less than 30 days from the date of notice is mailed within which Grantor may pay the sums ordered due. If Grantor fails to pay such sums prior to the expiration of such period, Beneficiary may, without further notice or demand on Grantor, invoke any remedies permitted by this Deed of Trust and Security Agreement, or any other security document associated with this transaction.

     29. PAYMENT OF ADVANCES: Now, if Grantor shall pay said indebtedness and any future advances, additional advances, readvances or any other indebtedness in addition to the original indebtedness set forth herein, and secured hereby, and keep and perform all of the covenants and agreements of this deed of trust, it shall become null and void. 30. FORECLOSURE AND SALE OF THE PROPERTY: This deed of trust shall be construed to impose and confer upon the parties hereto, and the Beneficiaries hereunder, all duties, rights and obligations as set forth in Section 55-59, and 55-59.1 through 55-59.4 and 55-60 of the Code of Virginia as now in force and (to the extent that any amendment thereof shall not limit the rights of the Trustees or Beneficiaries hereunder or the obligations of the Grantor) as hereafter amended; and further to incorporate herein the following provisions by the short form references below, of Sections 55-59 and 55-59.1 through 55-59.4 and 55-60 of the Code of Virginia:

                ADVERTISEMENT REQUIRED: Four times in a newspaper published or having general circulation in Northumberland County

          BIDDER'S DEPOSIT: of Ten Percent (10%) may be required.
          EXEMPTIONS WAIVED.
          SUBJECT TO CALL UPON DEFAULT.
          RENEWAL OR EXTENSIONS PERMITTED.

     Grantor acknowledges that Beneficiary will have the right to seek a deficiency judgment in the event of default, sale of the property and

Beneficiary not being made whole from the proceeds of such sale.

     31. MULTIPLE COUNTIES: In case the real estate herein described is situated in more than one county or in more than one judicial district of a county or counties, a foreclosure sale of all of said real estate may be made in any one of the counties or judicial districts in which any part thereof is situated, after giving notice of the time, place and terms of sale in the manner above described in each county and judicial district in which any part of said land lies.

     32. SURRENDER OF POSSESSION: It is further stipulated and agreed that in case of any sale hereunder Grantor shall immediately surrender possession to the purchaser. If Grantor fails to do so, Grantor shall become a tenant at sufferance of the purchaser, subject to an action for unlawful entry and detainer.

     33. BENEFICIARY'S RIGHT TO BID: It is expressly agreed between the parties hereto, that in the event of foreclosure and sale, that the Beneficiary hereunder, or its successors and assigns, may bid at any such sale or sales and may purchase the property secured hereunder if the high bidder therefor, as if Beneficiary were a stranger to this conveyance.

     34. MAILING ADDRESS: For purposes of giving any notice that may be required by the terms of this deed of trust, Grantor hereby stipulates and agrees that his mailing address is P.O. Box 2866, Hammond, La 70404 and Beneficiary may rely upon this stipulation until such time as Beneficiary has been advised in writing by Grantor of a change of address.

     35. SEVERABILITY: The unenforeceability or invalidity of any provision(s) of this Deed of Trust and Security Agreement shall not render any other provision(s) herein unenforceable or invalid. This Deed of Trust and Security Agreement may be amended only by an instrument in writing, signed by Grantor and Beneficiary, and may not be amended orally or by any course of conduct or otherwise than by written instrument.
     All riders, appendages, exhibits, erasures, corrections and interlineations, if any, have been made and approved before signing hereof.

     IN WITNESS WHEREOF, the Grantor has caused its name to be signed hereto and its corporate seal affixed and attested pursuant to corporate resolutions, which resolutions have not been rescinded, revoked or modified.

                                         Omega Protein, Inc.

                                         By:    /s/ Clark A. Haner
                                             ----------------------------------
                                             Its Controller/Assistant Treasurer
ATTEST:


   /s/ Robert W. Stockton
------------------------------

STATE OF
         ------------------,
CITY/COUNTY OF
               ------------------,

     Personally appeared before me, the undersigned authority in and for said County and State the within named Clark A. Haner, the Controller/Assistant Treasurer, and Robert Stockton, the Secretary, Vice President and Chief Financial Officer of Omega Protein, Inc., who acknowledged that they signed and delivered the above and foregoing instrument on the day and year and for the purposes therein mentioned as their own voluntary acts and deeds.

     WITNESS my hand and official seal this 19th day of October, 2001.
                                            -------------------------

                                    --------------------------------
                                    Notary Public

     My commission expires:
                           -------------------------

NOTARY AFFIX SEAL HERE!

                                    EXHIBIT A

                     To Virginia Real Property Deed of Trust
                     ---------------------------------------

                                Legal Description
                                -----------------

     All of those eighteen (18) certain lots, pieces or parcels of land, together with all improvements thereon and all appurtenances thereunto appertaining, situate, lying and being in Fairfields Magisterial District, Northumberland County, Virginia, more particularly described as follows:

PARCEL ONE: Containing five and forty-three one-hundredths acres, more or less,
----------
being the same land that was conveyed to Edna V. Crowther by Albert Morris, et al, by deed bearing date the 16th day of April, 1906, of record in the Clerk's Office of the Circuit Court of Northumberland County, Virginia, in Deed Book "Q", at Page 556 and is described therein as follows:

"Beginning at a post on the shore of Cockrell's Creek, a corner with the land this day conveyed to the Morris Fisher Company by the parties of the first part and running thence N 26 1/2 E 9.82 chains across point and pond to a post on the shore of Cockrell's Creek, a corner with the land this day conveyed to Morris Fisher Company as aforesaid, thence S 89 3/4 E 1.77 chains around the shore of Cockrell's Creek to a post a corner with the "Browns' Point" land; thence S 75 1/8 E. 2.77 chains along the line of said "Brown's Point" land to a post a corner with the land this day conveyed by the parties of the first part to John
P. Crowther, thence S 26 1/2 W. 14.59 chains across point to a post in a marsh, a corner with the land this day conveyed to John P. Crowther, as aforesaid, and a side line with the Haynie Snow Company; thence S. 88 3/4 W 35 chains to a marked cedar tree; thence N 86 1/4 W 74 chains to a post on the shore of Cockrell's Creek, a corner with the land of the Haynie Snow Company; thence up and around the shore of Cockrell's Creek following the meanderings thereof the following courses and distances: N 1 W 2.28 chains, N 15 3/8 W 1.11 chains, N 32 7/8 W 1.88 chains to point of beginning."

PARCEL TWO: Containing nine and thirty-five one hundredths acres more or less,
----------
as aforesaid, being the same land that was conveyed to John P. Crowther by Albert Morris, et al, by deed bearing date 16th day of April, 1906, and of record in the Clerk's Office aforesaid in Deed Book "Q" at Page 558; and is described therein as follows:

"Beginning at a post in marsh, a corner with the land this day conveyed by the parties of the first part to Edna V. Crowther and on a side line with the land of Haynie Snow Company and running thence S 89 3/8 E 8.39 chains along the land of Haynie Snow Company and John A. Haynie, to a post; thence N 19 1/2 E 12.86 chains to a post, near corner of barn, and on a side line with the "Browns' Point" land, thence N 81 1/2 W 6.09 chains along line of "Browns' Point" land to a post a corner with land this day conveyed by parties of the first part to Edna
V. Crowther; thence S 26 1/2 W 14.59
chains along the line of the land of Edna v. Crowther to the point of beginning."

PARCEL THREE: Containing eight and one-half (8 1/2) acres, but was sold and is
------------
hereby conveyed not by the acre, but in gross, be the area thereof however so much more or however so much less than is above stated, and is bounded as follows, to-wit: On the north, west and south by the waters of Cockrell's Creek, and on the east by the land formerly of Edna V. Crowther, and is the identical lot or tract of land which was conveyed to Wilmer E. Davis by deed from Northumberland Fisheries, Incorporated, bearing date on December 20, 1935, reference to which said deed and to deeds and papers therein mentioned, is hereby especially made for a more full and complete description of the lot or tract of land hereby conveyed.

The said Parcels One, Two and Three are the identical parcels as were conveyed unto Menhaden Fisheries, Inc., by deed of Menhaden Products Co., Inc. dated April 27, 1984, duly recorded in the Clerk's Office aforesaid in Deed Book 238, at Page 33.

PARCEL FOUR: Containing 1.70 acres, be the same however ever so much more or
-----------
less, and being more particularly shown and described as "R.O. Dawson", on that certain plat of survey entitled, "Boundary Survey of the Land of Reedville Oil and Guano Company, Incorporated" dated December 29, 1958, made by Charles E. Tomlin, Jr., Certified Land Surveyor, which plat was duly filed in the Clerk's Office aforesaid on February 12, 1959, in Plat Book 1, at Page 186, to which plat reference is hereby expressly made for a further and more accurate description of the real estate herein conveyed.

Being the identical property which was conveyed unto Zapata Haynie Corporation by deed of Erma Gladys Cockrell, et vir, et al, dated March 11, 1975, duly recorded in the Clerk's Office aforesaid in Deed Book 174, at Page 476.

PARCEL FIVE: Containing one acre by estimation, be the same ever so much more or
-----------
less, being more particularly shown and described in part as "D.F. Wood" on the aforesaid plat of survey entitled, "Boundary Survey of the land of Reedville Oil and Guano Company, Incorporated", and being further described with reference to a plat of survey entitled, "Boundary Survey of the Land of Zapata Haynie Corporation" dated January 23, 1975, made by Warren R. Keyser, Certified Land Surveyor, as follows: Beginning at a pipe along the center line of a ravine or marsh, a corner with land of Zapata Haynie Corporation; thence North 06 degrees 41' 43" East along the line of Zapata Haynie Corporation a distance of 227.20 feet to a pipe, thence South 87 degrees 15' 37" West along line of Zapata Haynie Corporation a distance of 204.42 feet to a pipe; thence South 88 degrees 37' 37" East along the land of Zapata Haynie Corporation a distance of 136.53 feet to a pipe; thence South 22 degrees 08' 37" East along the land of Zapata Haynie Corporation a distance of 90.47 feet to a pipe in the center of a marsh or ravine; thence South 42 degrees 27' 23" West along the center line of the marsh or ravine to a point in a pond; thence South 80 degrees 17' 53" West along the approximate center line of the pond, marsh or ravine to a pipe, the point of beginning, said parcel being shown as "D.F. Woods" on said plat.

Being the identical property which was conveyed unto Zapata Haynie Corporation by deed of

William Henley Lee, Jr., et ux, et al, dated December 30, 1982, duly recorded in
                         -- --  -- --
Deed Book 226, at Page 441 in the Clerk's Office aforesaid.

PARCEL SIX: Containing 16.6 acres, but conveyed in gross and not by the acre, as
----------
is more fully shown on the plat of survey prepared by Charles E. Tomlin, Jr., Certified Land Surveyor, dated May 23, 1978, entitled, "Boundary Survey of Zapata Haynie Corp." which plat is duly recorded in the Clerk's Office aforesaid in Deed Book 196, at Pages 560, 561, reference to which is hereby expressly made for a further and more accurate description of the real estate herein conveyed.

Together with a right of way along the existing private road extending from the southeasterly corner of the property described as Parcel Six to Virginia State Highway Route No. 659, for purposes of ingress and egress to and from the property herein conveyed and the State Highway.

Being the identical property which was conveyed unto Zapata Haynie Corporation by deed of Cecil Jett Haynie and Reba S. Haynie, husband and wife, dated May 25, 1978, duly recorded in the Clerk's Office aforesaid in Deed Book 196, at Page 558.

PARCEL SEVEN: Containing 16.837 acres, be the same however so much more or less,
------------
this conveyance being made in gross and not by the acre, and being more particularly shown and described as Parcels "B" and "C" containing 0.187 acres and 16.65 acres respectively, on that certain plat of survey entitled, "Plat of 3 Parcels of land Located about 0.77 of a Mile South of Tibitha, in the Fairfield District, Northumberland County, Virginia", made by Robert L. Downing, Certified Land Surveyor, dated March 31, 1978, revised April 11, 1978, duly recorded in the Clerk's Office aforesaid in Deed Book 197, at Page 214, reference to which plat is hereby made for a further and more accurate description of the real estate herein conveyed.

This conveyance is made expressly subject to all easements, restrictions, covenants and conditions of record to the extent that they may lawfully affect the property hereby conveyed, including, without limitation, the easement of right of way for Virginia State Highway Route No. 684, as the same is shown on the aforesaid plat.

Being in part a portion of the property which was conveyed unto Zapata Haynie Corporation by deed of Joseph C. Jett, Jr., and Violett Best Jett, husband and wife, dated April 24,1978, duly recorded in Deed Book 196, at Page 216, together with that certain small portion of land acquired in a certain deed of exchange dated May 8, 1978, by and between Zapata Haynie Corporation and John B. Lowry and Barbara W. Lowry, husband and wife, duly recorded in Deed Book 197, at Page 210.

PARCEL EIGHT: Containing approximately 14.53 acres, be the same however ever so
------------
much more or less, this conveyance being made in gross and not by the acre, and being all that remains of a certain 21.74 acre tract more particularly shown and described on a certain plat of survey entitled, "Boundary Survey of the Land of Reedville Oil and Guano Company, Incorporated", dated January 12, 1966, duly recorded in the Clerk's Office aforesaid in Deed Book 131, at Page 250-A, LESS

AND EXCEPT HOWEVER that certain 7.2122 acre tract conveyed to Reedville Sanitary District by deed of Zapata Haynie Corporation dated September 23, 1977, duly recorded in the Clerk's Office aforesaid in Deed Book 210, at Page 344.

Being the designated portion of that certain real estate which was conveyed unto Reedville Oil & Guano Company, Incorporated by deed of Earl Robertson Evans, et ux, dated February 4, 1966, duly recorded in Deed Book 131, at Page 249, in the Clerk's Office aforesaid.

PARCEL NINE: Containing 2.400 acres as more particularly shown and described on
-----------
that certain plat of survey entitled, "Boundary Survey of the Land of Haynie Products, Inc.", dated October 24, 1972, made by Warren R. Keyser, Certified Land Surveyor, a copy of which plat of survey is duly recorded in the Clerk's Office aforesaid in Deed Book 162, at Page 342-A, reference to which plat is hereby expressly made for a further and more accurate description of the real estate herein conveyed.

Being the identical property which was conveyed unto Haynie Products, Inc., by deed of Daisy K. Fisher, widow, dated December 22, 1972, duly recorded in Deed Book 162, at Page 341, in the Clerk's Office aforesaid.

PARCEL TEN: Containing 10.8 acres, be the same however ever so much more or
----------
less, the same being conveyed in gross and not by the acre, and being more particularly shown and described on a certain plat of survey made by Charles E. Tomlin, Jr., Certified Land Surveyor, dated December 11, 1958, a copy of which plat of survey is duly recorded in the Clerk's Office aforesaid in Plat Book 1, at Page 178, reference to which plat of survey is hereby expressly made for a further and more accurate description of the real estate herein conveyed.

Together with a perpetual easement of right of way over, upon and across the twenty (20) foot right of way as shown on the aforesaid plat lying along the southeasterly boundary of the property hereby conveyed.

Being the identical property which was conveyed unto Reedville Oil & Guano Company, Incorporated, by deed of Earl Robertson Evans and Louise McKenney Evans, husband and wife, dated December 26, 1958, duly recorded in the Clerk's Office aforesaid in Deed book 109, at Page 267.

PARCEL ELEVEN: Containing 4.6 acres, be the same however ever so much more or
-------------
less, this conveyance being made in gross and not by the acre, and being more particularly shown and described as "Lot 9" surveyed January 26, 1959, on a certain plat of survey entitled, "Boundary Survey of the Land of Reedville Oil & Guano Company, Incorporated", made by Charles E. Tomlin, Jr., Certified Land Surveyor, dated January 31, 1959, a copy of which plat of survey is duly recorded in the Clerk's Office aforesaid in Plat Book 1, at Page 185, reference to which plat is hereby expressly made for a further and more accurate description of the real estate herein conveyed.

Together with and subject to a certain twenty (20) foot wide easement of right of way leading from Virginia State Highway Route No. 659, as shown on the said plat of survey, the use of which right of way shall be in common with all others lawfully entitled to the use thereof.

Being the identical property which was conveyed unto Reedville Oil & Guano Company, Incorporated by deed of Nellie Mae Jenkins, widow, dated January 31, 1959, duly recorded in the Clerk's Office aforesaid in Deed Book 109, at Page 342.

PARCEL TWELVE: Containing 2.6 acre, be the same however ever so much more or
-------------
less, this conveyance being made in gross and not by the acre, and being more particularly shown and described as "Lot 1", on that certain plat of survey entitled, "Boundary Survey of the Land of Reedville Oil & Guano Company, Incorporated", made by Charles E. Tomlin, Jr., Certified Land Surveyor, dated December 29, 1958, filed in the Clerk's Office aforesaid on February 12, 1959, in Plat Book 1, at Page 186, reference to which plat of survey is hereby expressly made for a further and more accurate description of the real estate herein conveyed.

Being the identical property which was conveyed unto Reedville Oil & Guano Co., Incorporated, by deed of Seaboard Oil and Guano Company, Incorporated, dated March 17, 1913, duly recorded in the Clerk's Office aforesaid in Deed Book W, at Page 247.

PARCEL THIRTEEN: Containing 4.34 acres, be the same however ever so much more or
---------------
less, this conveyance being made in gross and not by the acre, and being more particularly shown and described as "Lot 2", on that certain plat of survey entitled, "Boundary Survey of the Land of Reedville Oil & Guano Company, Incorporated", made by Charles E. Tomlin, Jr., Certified Land Surveyor, dated December 29, 1958, filed in the Clerk's Office aforesaid on February 12, 1959 in Plat Book 1, at Page 186, reference to which plat of survey is hereby expressly made for a further and more accurate description of the real estate herein conveyed.

Being the identical property which was conveyed unto Reedville Oil & Guano Company, Incorporated, by deed of Raymond L. Haynie, et ux, et al, dated February 23, 1931, duly recorded in the Clerk's Office aforesaid in Deed Book KK, at Page 64.

PARCEL FOURTEEN: Containing .69 of an acre and more particularly shown and
---------------
described as "Lot 3" on that certain plat of survey entitled, "Boundary Survey of the Land of Reedville Oil & Guano, Incorporated", dated December 29, 1958, made by Charles E. Tomlin, Jr., Certified Land Surveyor, which plat of survey was filed in the Clerk's Office aforesaid on February 12, 1959 in Plat Book 1, at Page 186, reference to which plat of survey is hereby expressly made for a further and more accurate description of the real estate herein conveyed.

Being the identical property which was conveyed unto Reedville Oil & Guano Company, Incorporated be deed of Daniel F. Haynie and Cora E. Haynie, his wife, dated January 5, 1934, duly recorded in Deed Book LL, at Page 196 in the Clerk's Office aforesaid.

PARCEL FIFTEEN: Containing 1.86 acres and more particularly shown and described
--------------
as "Lot 4" on that certain plat of survey entitled, "Boundary Survey of the Land of Reedville Oil & Guano Company, Incorporated", dated December 29, 1958, made by Charles E. Tomlin, Jr., Certified Land Surveyor, a copy of which plat of survey was filed for record in the Clerk's Office aforesaid on February 12, 1959, in Plat Book 1, at Page 186, reference to which plat of survey is hereby expressly made for a further and more accurate description of the real estate herein conveyed.

Being the designated parcel conveyed unto Reedville Oil & Guano Company, Incorporated, by deed of Ruth Haynie Page, widow, et al; dated December 4, 1951, duly recorded in the Clerk's Office aforesaid in Deed Book 96, at Page 169.

PARCEL SIXTEEN: Containing 3.17 acres and more particularly shown and described
--------------
as "Lot 5" on that certain plat of survey entitled, "Boundary Survey of the Land of Reedville Oil & Guano Company, Incorporated", dated December 29, 1958, made by Charles E. Tomlin, Jr., Certified Land Surveyor, filed for record in the Clerk's Office aforesaid on February 12, 1959 in Plat Book 1, at Page 186, reference to which plat of survey is hereby expressly made for a further and more accurate description of the real estate herein conveyed.

Being the designated tract which was conveyed unto Reedville Oil & Guano Company, Incorporated, by deed of Ruth Haynie Page, widow, et al, dated December 4, 1959, duly recorded in the Clerk's Office aforesaid in Deed Book 96, at Page 169.

PARCEL SEVENTEEN: Containing 1.75 acres and more particularly shown and
----------------
described as "Lot 6" on that certain plat of survey entitled, "Boundary Survey of the Land of Reedville Oil and Guano Company, Incorporated", dated December 29, 1958, made by Charles E. Tomlin, Jr., Certified Land Surveyor, filed for record in the Clerk's Office aforesaid on February 12, 1959, in Plat Book 1, at Page 186, reference to which plat of survey is hereby expressly made for a further and more accurate description of the real estate herein conveyed.

Being the identical property which was conveyed unto Reedville Oil & Guano Company, Inc. by deed of Raymond O. Dawson, et ux, dated October 28, 1954, duly recorded in Deed Book 100, at Page 495 in the Clerk's office aforesaid.

PARCEL EIGHTEEN: Containing 2.67 acres, being more particularly shown and
---------------
described as "Lot 7" on that certain plat of survey entitled, "Boundary Survey of the Land of Reedville Oil & Guano Company, Incorporated", dated December 29, 1958, made by Charles E. Tomlin, Jr., Certified Land Surveyor, filed for record in the Clerk's Office aforesaid on February 12, 1959, in Plat Book 1, at Page 186, reference to which plat of survey is hereby expressly made for a further and more accurate description of the real estate herein conveyed.

Being the identical property which was conveyed unto Reedville Oil & Guano Company, Incorporated, by deed of John Webster Davenport, et ux, dated July 16, 1954, duly recorded in Deed Book 101, at Page 56, in the Clerk's Office aforesaid.

Parcels One through Eighteen hereinabove described are conveyed expressly subject to all easements, conditions, covenants and restrictions of record to the extent they may lawfully affect the subject property.

Reedville Oil & Guano Company, Incorporated had its name changed to Haynie Products, Inc. as more particularly set forth in a certain set of Articles of Amendment dated January 24, 1968, duly recorded in Charter Book 3, at Page 347 in the Clerk's Office aforesaid. Zapata Haynie Corporation was the successor by merger to Haynie Products, Inc., and Menhaden Fisheries, Inc. Zapata Haynie Corporation had its name changed to Zapata Protein (USA), Inc. as more particularly set forth in a certain set of Articles of Amendment dated March 31, 1994, recorded in the Clerk's Office aforesaid in Charter Book 5, at Page 401. Zapata Protein (USA). Inc. had its name changed to Omega Protein, Inc., as more particularly set forth in a certain set of Articles of Amendment dated March 4, 1998, recorded in the Clerk's Office of the State Corporation Commission for the Commonwealth of Virginia.